UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55782 (Commission File Number)	32-0506267 (I.R.S. Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

(800) 826-8228

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	ICR PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07.Submission of Matters to a Vote of Security Holders.

On October 14, 2021, InPoint Commercial Real Estate Income, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). A quorum was present at the Annual Meeting as required by the Company’s Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following five individuals were elected to the Board of Directors of the Company (the “Board”) to serve as directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Mitchell A. Sabshon	4,872,778	220,230	693,542	256,073
Donald MacKinnon	4,873,796	233,227	679,527	256,073
Norman A. Feinstein	4,845,124	218,174	723,252	256,073
Cynthia Foster Curry	4,886,077	197,964	702,509	256,073
Robert N. Jenkins	4,872,035	207,949	706,566	256,073

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,272,686	144,128	625,809	0

Proposals 3A-3D – Charter Amendments

The Company intends to conduct a continuous offering of shares of its common stock by filing consecutive registration statements prior to the end of each three-year offering period permitted pursuant to Rule 415 under the Securities Act of 1933, as amended. Because the Company’s shares of common stock are not listed on a national securities exchange, the Company is required to register its public offering of common stock in each state in which it offers securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”). In connection with the annual renewal of the Company’s initial public offering of common stock, the securities administrators in certain states identified provisions in the Company’s Articles of Amendment and Restatement (as amended and supplemented, the “Charter”) that vary from the exact wording in the NASAA REIT Guidelines. As a condition to renewing the Company’s public offering in these states, these securities administrators required that the Company propose amendments to the Charter to conform these provisions to the wording used in the NASAA REIT Guidelines. Accordingly, the Board submitted four separate proposals to make amendments to the Charter, Proposals 3A-3D, to the Company’s stockholders for approval at the Annual Meeting and recommended in the Company’s proxy statement that the stockholders vote “FOR” each of these proposals.

Proposal 3A – Proposal to Amend Sections 5.2 and 11.2 of the Charter

The proposed amendment to revise Sections 5.2.1, 5.2.4 and 11.2 of the Charter was not approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,672,220	341,315	773,015	256,073

Proposal 3B – Proposal to Amend Section 8.2 of the Charter

The proposed amendment to revise the fourth sentence of Section 8.2 of the Charter was not approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,816,846	263,855	705,849	256,073

Proposal 3C – Proposal to Amend Section 12.3(c) of the Charter

The proposed amendment to revise Section 12.3(c) of the Charter was not approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,680,637	332,703	773,210	256,073

Proposal 3D – Proposal to Amend Article XIV of the Charter

The proposed amendment to revise clause (a) of the second paragraph of Article XIV of the Charter was not approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,671,073	312,024	803,453	256,073

Proposal 4 – Adjournment of the Annual Meeting

Permission for the Board to adjourn the Annual Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there were not sufficient votes for these proposals to be approved was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,982,253	369,947	690,423	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

Date:	October 20, 2021	By:	/s/ Cathleen M. Hrtanek
Cathleen M. Hrtanek
Assistant Secretary